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                                 Exhibit 10 (a)

                           RESTRICTED STOCK AGREEMENT
                                    under the
                            Marsh Supermarkets, Inc.
                       1991 Employee Stock Incentive Plan
                             (CLASS A COMMON STOCK)

         THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made and entered into as of the 15th day of September, 1997 (the "Effective Date"), by and between MARSH SUPERMARKETS, INC., an Indiana corporation (the "Company") and ((FirstName))((LastName)) ("Executive").

         1. RESTRICTED STOCK AWARD. The Salary Committee of the Board of Directors of the Company (the "Board") hereby awards Executive 19,970 shares of the Company's Class A Common Stock (the "Restricted Stock"), subject to the terms and conditions of this Agreement and the terms and conditions of the 1991 Employee Stock Incentive Plan (the "Plan"). In the event any term of this Agreement conflicts with or is inconsistent with the provisions of the Plan, the provisions of the Plan shall control.

         2. RESTRICTIONS AND CONDITIONS.

         (a) Commencing on the Effective Date, Executive agrees that Executive has no right to, and covenants not to, sell, transfer, pledge, assign or otherwise transfer (collectively, "Transfer"), in whole or in part, all or any part of the Restricted Stock and that Executive's right to the Restricted Stock shall be subject to the risk of forfeiture hereinafter set forth (collectively, the "Restrictions"); provided, however, that the Restrictions shall lapse and be of no further force and effect as follows:

                  (i) Upon each of the first four (4) anniversaries of the Effective Date, provided that the Executive's employment with the Company has not terminated, the Restrictions shall lapse and be of no further force and effect with respect to twenty-five percent (25%) of the shares of Restricted Stock herein granted (each such anniversary herein referred to as a "Lapse Date").

                  (ii) Notwithstanding (i) immediately above, the Restrictions may lapse and be of no further force and effect upon an earlier date or dates in accordance with this Agreement or the Plan; provided, however, that in no event shall any of the Restrictions lapse within six (6) months of the Effective Date.

         From and after each Lapse Date, the shares of Class A Common Stock with respect to which the Restrictions shall have lapsed (the "Unrestricted Shares") shall no longer be Restricted Stock and shall be owned by Executive free and clear of the Restrictions, but, except as otherwise provided in the Plan, shall be subject to the limitations set forth in paragraphs 4, 5, 6 and 7 hereof (collectively, the "Limitations"). As soon as reasonably practicable after the Restrictions shall have lapsed with respect to all of the shares of Restricted Stock or as otherwise provided by the Plan, the Company shall deliver to Executive a Certificate (hereinafter defined) for the Unrestricted Shares.

         (b) Except as provided in the Plan or this Agreement to the contrary, Executive shall have all of the rights of a shareholder of Class A Common Stock of the Company (the "Class A Stock") from and after the Effective Date, including the right to vote the Class A Stock and the right to receive any



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cash dividends on the Class A Stock declared by the Board and paid by the
Company. Pursuant to Section 3 below, stock or other security dividends or stock splits issued with respect to Class A Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Restricted Stock (including the Restrictions and the Limitations) with respect to which such dividends or splits are issued.

         (c) Except as otherwise provided in the Plan, upon Executive's termination of employment with the Company for any reason prior to the fourth anniversary of the Effective Date, all shares of Restricted Stock subject to the Restrictions as of the date of such termination (the "Termination Date") will be forfeited, and Executive hereby authorizes the Company to use the Stock Power (hereinafter defined) to cause the transfer agent for the Class A Stock to transfer to the Company the shares of Restricted Stock represented by the Certificate and to issue a Certificate in the name of Executive for the shares of Unrestricted Shares, if any, as of the Termination Date. As soon as reasonably practicable after the Termination Date, the Company shall deliver to the Executive a Certificate for the number of shares, if any, of Unrestricted Shares as of the Termination Date.

         3. ADJUSTMENTS. In the event of any change in the outstanding shares of Class A Stock which requires an adjustment in stock options and/or restricted stock awards under the Plan or otherwise pursuant to the Plan, any such adjustment or adjustments will also be made to the Restricted Stock and to the Unrestricted Shares as of the effective date of any such change.

         4. CERTIFICATE; RESTRICTIVE LEGEND. Executive acknowledges that the stock certificate issued in the name of Executive for the all or any portion of the shares of Class A Stock awarded to Executive pursuant to this Agreement (the "Certificate") shall bear the legend set forth below and any additional legend required by applicable securities law or by the National Association of Securities Dealers, Inc. or any stock exchange or stock association on which the Class A Stock is listed or quoted:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT, DATED AS OF SEPTEMBER 15, 1997, BETWEEN MARSH SUPERMARKETS, INC. AND THE REGISTERED HOLDER HEREOF, INCLUDING LIMITATIONS ON THE RIGHT TO SELL, TRANSFER, PLEDGE, ASSIGN OR OTHERWISE TRANSFER ALL OR PART OF SUCH SHARES.

Executive acknowledges that the Certificate evidencing the Restricted Stock shall be held in the custody of the Company until the Restrictions shall have lapsed with respect to all of the shares of Restricted Stock and understands that it is a condition precedent to the effectiveness of this Agreement and the award of the Restricted Stock that Executive deliver to the Company a duly executed irrevocable stock power with respect to the Restricted Stock endorsed in blank (the "Stock Power").

         5. NON-TRANSFERABILITY. Prior to delivery of the Certificate to Executive, Executive's rights hereunder as to the Unrestricted Shares shall not be transferable otherwise than by will or by the laws of descent and distribution (and then only as provided in the Plan) and the terms hereof shall be binding on the executors, administrators, heirs and successors of Executive. After delivery of the Certificate, the Unrestricted Shares shall be transferable subject to the limitations described in paragraphs 4, 5, 6 and 7 hereof (collectively, the "Limitations").



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         6. COMPANY'S RIGHT TO PURCHASE. Executive acknowledges and agrees that, after delivery of the Certificate to Executive, the Company shall retain the right to purchase at the Price (hereinafter defined) all or any part of any Unrestricted Shares which Executive intends to Transfer. Prior to each Transfer of all or any part of the Unrestricted Shares, Executive shall give written notice to the Company of Executive's intention to effect a Transfer and the number of Unrestricted Shares which Executive intends to Transfer (the
"Notice"). The Company shall have the right, but not the obligation, to purchase the Unrestricted Shares encompassed by the Notice for a period of five (5) business days after its receipt of the Notice (the "Option Period"). If the Company elects to purchase the all of the Unrestricted Shares encompassed by the Notice, the Company shall mail written notice to Executive of its intention to purchase such shares (the "Response") prior to the end of the Option Period and shall purchase such shares at the per share closing price of the Class A Stock on either the date that the Company received the Notice or the date that the Company mailed its Response, whichever per share price is the greater (the "Price"). If the Company fails to mail timely the Response with respect to the Unrestricted Shares encompassed by the Notice, Executive shall be free to transfer the Unrestricted Shares encompassed by such Notice after the Option Period; provided, however, that if the Transfer of all or any portion of the Unrestricted Shares encompassed by such Notice is not consummated within ten
(10) business days after the Option Period, all or such portion of such Unrestricted Shares encompassed by such Notice which are not then transferred by Executive shall be subject to the Limitations. Notwithstanding anything to the contrary contained herein, all Unrestricted Shares which are not encompassed by any Notice shall remain subject to the Limitations.

         7. PERMITTED TRANSFER. Notwithstanding paragraphs 4 and 6 hereof, after receipt of the Certificate for the Unrestricted Shares, Executive may make a gift of the Unrestricted Shares to his or her spouse, children, grandchildren or other lineal descendants, in trust or otherwise, free of the Company's right of purchase described in paragraph 6 hereof, provided that Executive, after the gift, retains the right to vote such shares, whether in a fiduciary capacity or otherwise and provides the Company with documentation evidencing such retention (a "Permitted Transfer"). Following a Permitted Transfer, the shares encompassed by such Permitted Transfer shall remain subject to the Limitations in the hands of the transferee, and any subsequent Transfer of all or any part of the shares encompassed by the Permitted Transfer shall be subject to the notification requirements and Company's right of purchase described in paragraph 6 hereof.

         8. TAX ELECTION. Executive may elect, but shall not be required to elect, to apply the tax rules of Section 83(b) of the Internal Revenue Code (the "Code") to the issuance of Restricted Stock. If Executive makes an affirmative election under Section 83(b) of the Code, Executive shall notify the Company in writing within thirty (30) days after making such election.

         9. AMENDMENT; CHOICE OF LAW. This Agreement may be amended as provided in the Plan. This Agreement shall be governed by and construed in accordance with Indiana law.

         10. DEFINITIONS. Any terms not defined herein shall have the meaning set forth for such terms in the Plan.

         IN WITNESS WHEREOF, the parties have caused this Restricted Stock Agreement to be duly executed as of the Effective Date.


MARSH SUPERMARKETS, INC.               MARSH SUPERMARKETS, INC.

By:                                    By:
    ----------------------------           -----------------------------------
    Don E. Marsh, President                Stephen M. Huse, Chairman
    and Chief Executive Officer            Salary Committee of the Board

Attest:
        -----------------------------
        P. Lawrence Butt, Secretary
                                                 "Company"



                                            -------------------------------
                                                ((FirstName))((LastName))
                                                "Executive



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